Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT (this “Amendment”), dated as of August 18, 2017 is made by and between TYSON FOODS, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Loan Agreement as defined below.
W I T N E S S E T H:
WHEREAS, the Borrower and the Lender have entered into that certain Term Loan Agreement dated as of April 7, 2015 (as amended by Amendment No. 1 dated as of May 5, 2016 and as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Loan Agreement”), pursuant to which the Lender has made available to the Borrower a term loan;

WHEREAS, the Borrower has advised the Lender that it desires to amend certain provisions of the Loan Agreement, and the Lender is willing to effect such amendments on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Loan Agreement. Subject to the terms and conditions set forth herein, the Loan Agreement is hereby amended as follows:

(a)	Section 1.01 of the Loan Agreement: The following definitions are added in the proper alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary

Exhibit 10.1

of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b)	Section 1.01 of the Loan Agreement is amended as follows:

(i)	The definition of Fitch is amended by deleting it in its entirety and substituting in lieu thereof the following:
““Fitch” means Fitch Ratings, a wholly owned subsidiary of Fimalac, S.A.”

(ii)	The definition of S&P is amended by deleting it in its entirety and substituting in lieu thereof the following:
““S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.”

(iii)	The definition of Maturity Date is amended by deleting it in its entirety and substituting in lieu thereof the following:
““Maturity Date” means, as applicable, the earlier of (i) August __, 2020 and (ii) the date of acceleration of the Loans pursuant to Article VII hereof.”

(c)	Section 9.18 of the Loan Agreement. The following new Section 9.18 is added after Section 9.17:
“Section 9.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising

Exhibit 10.1

under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent company, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(d)	Schedule I of the Loan Agreement: Schedule I is amended by deleting it in its entirety and substituting in lieu thereof Exhibit A hereto.

2.
Conditions Precedent. The effectiveness of this Amendment and the amendments to the Loan Agreement herein provided are subject to the satisfaction of the following conditions precedent (the first date on which such conditions have been satisfied, the “Amendment Effective Date”):

(a)	the Lender shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Lender:

(i)	one or more counterparts of this Amendment, duly executed by the Borrower and the Lender;

Exhibit 10.1

(ii)
a certificate of the Borrower, dated the Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its board of directors or other body authorizing the execution, delivery and performance of this Amendment, (B) identify by name and title and bear the signatures of the officers of the Borrower authorized to sign this Amendment, (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and a true and correct copy of its by-laws, or certify that the organizational or governing documents of the Borrower have not changed since April 7, 2015 (the date of the last delivery of such documents to the Lender), and (D) attach a short form good standing certificate for the Borrower from its jurisdiction of organization;

(iii)
a favorable legal opinion (addressed to the Lender) of R. Read Hudson, Vice President, Associate General Counsel and Secretary of the Borrower, covering such customary matters relating to the Borrower and this Amendment, as the Lender shall reasonably request and in form reasonably acceptable to the Lender; and

(iv)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Lender shall reasonably require; and

(b)
the Lender shall have received all fees required to be paid and due on the Amendment Effective Date and all expenses for which invoices have been presented at least two Business Days prior the Amendment Effective Date (including the fees and reasonable out-of-pocket expenses of McGuireWoods LLP, counsel to the Lender), on or prior to the Amendment Effective Date; provided that the foregoing does not preclude the presentation of an invoice after the Amendment Effective Date that covers the balance of fees, charges and disbursements of counsel to the Lender.

3.	Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a)
(i) The representations and warranties contained in Article III of the Loan Agreement and in each other Loan Document are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 3.04 of the Loan Agreement shall be deemed to refer to the most recent consolidated balance sheet and the related consolidated statements of income and cash flows furnished pursuant to subsections (a) and (b), respectively, of Section 5.01 of the Loan Agreement, and (ii) no Default exists.

Exhibit 10.1

(b)
Since October 1, 2016, there has been no change in the operations, business, properties, assets or financial condition of the Borrower and its Subsidiaries as shown on or reflected in such consolidated balance sheet or the consolidated statements of income and cash flows for the fiscal year then ended, other than changes that could not reasonably be expected to have a Material Adverse Effect.

(c)
This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

4.
Entire Agreement. This Amendment constitutes a Loan Document and, together with all other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 9.02 of the Loan Agreement.

5.
Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic imaging means (e.g., “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of this Amendment.

Exhibit 10.1

7.
Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State and shall be further subject to the provisions of Sections 9.09 and 9.10 of the Loan Agreement.

8.
Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.	References. All references in any of the Loan Documents to the “Agreement” or “Loan Agreement” shall mean the Loan Agreement, as amended previously and hereby.

10.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 9.04 of the Loan Agreement.

11.
FATCA. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Lender shall treat the Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

12.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

TYSON FOODS, INC., as the Borrower

By:    /s/ Shawn C. Munsell
Name:    Shawn C. Munsell
Title: Vice President & Treasurer

Tyson Foods, Inc.
Amendment No. 2
Signature Page

Exhibit 10.1

BANK OF AMERICA, N.A., as Lender

By:    /s/ Nicholas Cheng
Name:    Nicholas Cheng
Title:    Director

Tyson Foods, Inc.
Amendment No. 2
Signature Page

Exhibit 10.1

Exhibit A to
Loan Agreement

Schedule I
Pricing Schedule
“Applicable Rate” means for any day, with respect to any ABR Loan or Eurocurrency Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Facility Ratings, if available from each of S&P, Moody’s and Fitch, and, if the Facility Ratings are not available from each rating agency, based upon the Corporate Ratings, as of the dates listed below:

Applicable Ratings (S&P, Moody’s and Fitch)	Applicable Rate
	ABR Spread	Eurocurrency Spread
Rating Level 1: ≥ BBB+/Baa1/BBB+	0 bps	75.0 bps
Rating Level 2: BBB/Baa2/BBB	0 bps	80.0 bps
Rating Level 3: BBB-/Baa3/BBB-	12.5 bps	112.5 bps
Rating Level 4: ≤ BB+/Ba1/BB+ or unrated	37.5 bps	137.5 bps

In the event of split Rating Levels, the ABR Spread and Eurocurrency Spread, as applicable, will be based upon the Rating Level in effect for two of the rating agencies, or, if all three rating agencies have different Rating Levels, then the ABR Spread and Eurocurrency Spread, as applicable, will be based upon the Rating Level that is between the Rating Levels of the other two rating agencies. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of issuing credit facility ratings and corporate credit ratings (so that neither a Facility Rating nor a Corporate Rating is available from such rating agency), the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non‑availability of such ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect from such rating agency prior to such change or cessation.

Exhibit A-1